BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.
EXHIBIT 10.16
CORPORATE GOVERNANCE GUIDELINES

Adopted as of January 14, 2009

          The Board of Directors (the “Board”) of Bluerock Enhanced Multifamily Trust, Inc. (the “Company”) has developed and adopted the following corporate governance guidelines establishing a common set of expectations to assist the Board and its Committees in performing their responsibilities. The Board may amend these guidelines and may adopt such additional guidelines as it believes will improve the Company’s corporate governance, or improve the operation of the Board or its Committees, so as to better serve the interests of the stockholders and other constituencies of the Company.

          These guidelines should be interpreted in the context of all applicable laws and the Company’s articles of incorporation, as amended (the “Charter”), bylaws (the “Bylaws”) and other corporate governance documents, and are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. The following guidelines are subject to modification, and the Board may, in the exercise of its discretion, deviate from these guidelines from time to time as the Board may deem appropriate or as required by applicable laws and regulations.

BOARD RESPONSIBILITIES

          The responsibilities of the Board are generally defined by statutory and judicial law (both Maryland and federal) and the rules and regulations of applicable administrative agencies (notably the Securities and Exchange Commission and state securities agencies). In managing the business and affairs of the Company, the Board shall focus its priorities on the following core responsibilities:

•	Representing the interests of the Company’s stockholders in maintaining and monitoring the fulfillment of the Company’s primary investment objectives, as developed in accordance with the Charter.

•	Evaluating and approving the Company’s strategic direction and initiatives and monitoring implementation and results.

•
Overseeing, advising and interacting with the Company’s president and other senior executives and the Company’s advisor, Bluerock Enhanced Multifamily Advisor, LLC (the “Advisor”), with respect to key aspects of, and issues affecting, the business, including strategic planning, investments, borrowings, operating performance and stockholder returns.

•	Supervising and evaluating the relationship between the Company and the Advisor and other Affiliates (as defined below).

•	Monitoring the Company’s operating results and financial condition and the significant risks to the Company’s business.

•	Selecting and evaluating a well-qualified president of high integrity and, as appropriate, other members of the senior executive team.

•	Selecting a well-qualified Chairman of the Board of high integrity.

•
Overseeing the Company’s integrity and ethics, compliance with laws, financial reporting and public disclosures. In furtherance of this responsibility, the Board has adopted and, acting through its Audit Committee, shall oversee compliance with a Code of Ethics for the Company and promptly disclose publicly any changes to or waivers of the Code of Ethics as required thereby.

•	Reviewing and approving, upon recommendation of the appropriate Committee of the Board, all matters to be recommended for stockholder approval.

•	Reviewing and approving all public filings that require approval of the full Board.

•	Regularly attending Board meetings (meeting materials should be reviewed in advance).

•	Performing other such responsibilities as described in the Charter.

In fulfilling these core responsibilities, the directors shall not be required to devote their full time to the affairs of the Company.

SELECTION OF THE BOARD

Board Membership Criteria

          As required by Section 7.2 of the Company’s Charter, at least one independent director of the Company must have at least three years of relevant real estate experience, and each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company.

Selection of Directors

          The Board itself should be responsible for selecting its own nominees and recommending them for election by the stockholders. Pursuant to Section 7.1 of the Company’s Charter, however, the directors may increase the number of directors and fill any vacancy as provided in the Company’s Bylaws.

          The Board shall solicit candidate recommendations from its own members and management of the Advisor. The Board will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria (as set forth above). In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in Section 11 of the Bylaws.

          The Board may engage the services of a search firm to assist in identifying potential director nominees.

          In evaluating the persons nominated as potential directors, the Board will consider each candidate without regard to the source of the recommendation and take into account those factors that the Board determines are relevant.

Orientation and Continuing Education

          New directors are provided with a complete orientation process, which includes comprehensive information regarding the Company’s business and operations, information regarding the industry in which the Company operates and other background material, meetings with senior management and the Advisor (as necessary) and visits to Company offices. As a part of the Company’s continuing education efforts, supplemental information is provided to directors from time to time.

BOARD COMPOSITION AND PERFORMANCE

Size of the Board

          The Charter provides for five members of the Board, which number may be increased or decreased from time to time pursuant to the Bylaws of the Company but must never be less than three following the effectiveness of the Company’s registration statement. At this time, the Board has determined that it is in the best interests of the Company and its constituencies to have a Board with five members.

Independent Directors

          A majority of the members of the Board must be independent directors. A director will be considered “independent” if he or she is not associated and has not been associated within the last two years, directly or indirectly, with the Sponsor (as defined below) or Advisor of the Company.

          A director shall be deemed to be associated with the Sponsor or Advisor if he or she:

-	owns an interest in the Sponsor, Advisor or any of their Affiliates (as defined below), other than the Company;

-	is employed by the Sponsor, Advisor or any of their Affiliates;

-	is an officer or director of the Sponsor, Advisor or any of their Affiliates, other than the Company;

-	performs services, other than as a director, for the Company;

-	is a director for more than three REITs organized by the Sponsor or advised by the Advisor; or

-	has any material business or professional relationship with the Sponsor, Advisor or any of their Affiliates.

Notwithstanding the foregoing, and serving as a director of or receiving director fees from or owning an interest in a REIT or other real estate program organized by the Sponsor or advised or managed by the Advisor or its Affiliates shall not, by itself, cause a director to be deemed associated with the Sponsor or the Advisor.

For purposes of determining whether or not a business or professional relationship is material, the gross revenue derived by the director from the Sponsor, Advisor and their Affiliates (excluding fees for serving as a director of the Company or other REIT or real estate program organized or advised or managed by the Advisor or its Affiliates) shall be deemed material per se if it exceeds 5% of the director’s:

-	annual gross revenue, derived form all sources, during either of the last two years; or

-	net worth, on a fair market value basis.

An indirect relationship shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been within the last two years associated with the Sponsor, Advisor or any of their Affiliates or the Company.

          For purposes of these guidelines, a “Sponsor” means any person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such person. Not included is any person whose only relationship with the Company is as that of an independent property manager of the Company’s assets and whose only compensation is as such. “Sponsor” does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A person may also be deemed a Sponsor of the Company (as to be determined by the Board) by:

•	taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons;

•
receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;.

•	having a substantial number of relationships and contacts with the Company;

•	possessing significant rights to control the Company’s properties;

•	receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

•	providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

For purposes of these guidelines, “Affiliate” includes any of the following:

•	any person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other person;

•	any person 10% or more of whose outstanding voting securities are directly or indirectly “‘ owned, controlled or held, with power to vote, by such other person;

•	any person directly or indirectly controlling, controlled by or under common control with such other person;

•	any executive officer, director, trustee or general partner of such other person; and

•	any legal entity for which such person acts as an executive officer, director, trustee or general partner.

Service on Other Boards of Directors

          Prior to accepting an invitation to serve on another public or private company board of directors, directors should advise the Chairman of the Audit Committee. The Board believes that directors should limit the number of other company boards on which they serve, taking into account potential board attendance, participation and effectiveness on these boards.

Directors Who Change Their Present Occupation or Job

          Directors who change the occupation or job they held when initially elected are expected to notify the Chairman of the Audit Committee.

Term Limits

          The Board has determined not to establish term limits. Although term limits could help make fresh ideas and viewpoints available to the Board, they also could result in the loss of the valuable contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations.

Board Compensation

          Independent directors shall receive reasonable compensation for their services to be determined from time to time by the Board. Committee Chairmen may receive such additional reasonable compensation for serving in that role as may be determined from time to time. Directors who are not independent receive no additional pay for serving as directors.

Board and Committee Access to Outside Advisors

          The Board, each of its Committees and the independent directors collectively shall have the power to hire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

BOARD RELATIONSHIP TO SENIOR MANAGEMENT AND ADVISOR

Board Access to Senior Management and Advisor

          Board members shall have complete access to the Company’s management and to the Company’s Advisor. Board members should use judgment to be sure that any contacts are not distracting to the business operation of the Company.

          Furthermore, the Board encourages senior management, from time to time, to bring managers and/or advisors into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) represent managers with future potential that the senior management believes should be given exposure to the Board.

MEETING PROCEDURES

Frequency and Length of Board Meetings

          The Chairman of the Board or, in the absence of the Chairman, the President of the Company (if applicable) or the Secretary of the Company (if there is no separate President), in consultation with the other members of the Board, shall determine the timing and length of the meetings of the Board. The Board shall meet as frequently as needed for directors to discharge properly their responsibilities. In addition to regularly scheduled meetings, unscheduled Board meetings may be called upon appropriate notice at any time to address specific needs of the Company.

Selection of Agenda Items for Board Meetings

          The Chairman of the Board will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of item(s) on the agenda. Each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

Board Materials Distributed in Advance

          Each director is expected to make reasonable efforts to attend all meetings of the Board and Committees on which the director serves. In advance of each Board or Committee meeting, a proposed agenda and, to the extent feasible or appropriate, information and data that is important to an understanding of the business to be discussed will be distributed. Management, in consultation with the Board, will make every attempt to see that the material provides sufficient detail to adequately address the business to be discussed. When appropriate, the information distributed will include summaries or outlines of presentations to be given at the meeting. In this way, meeting time may be conserved and discussion time focused on questions that the Board has about the material.

BOARD COMMITTEES

Number, Structure and Independence of Committees

          The Board shall at all times have an Audit Committee composed solely of independent directors. For further information on the responsibilities, functions and composition of the Audit Committee, see the Audit Committee Charter. The Board may also establish various advisory Committees on which certain members of the Board sit to assist the Advisor and its affiliates in areas that have a direct impact on the Company’s operations, such as an Investment Committee, Nominating and Corporate Governance Committee, Compensation Committee, Asset Management Committee, Shareholder Relations, Communications and Development Committee and Finance and Planning Committee. The majority of the members of all of these Committees must be independent directors.

Frequency and Length of Committee Meetings

          Committee Chairmen, in consultation with Committee members, will determine the frequency and length of Committee meetings. Each Committee shall meet at least as frequently as is required by the terms of such Committee’s charter, as applicable.

Committee Agendas

          Committee Chairmen, in consultation with the appropriate members of senior management and the Committee, will develop the Committee’s meeting agendas.

BOARD LEADERSHIP

Selection of Chairman and President

          The Board has the responsibility to fill the leadership positions of the Chairman of the Board and President as it deems best for the Company at a given point in time. The Board’s policy on whether or not the role of the Chairman and President should be separate is to make this determination based on serving the best interests of the Company and its stockholders at any given time.

LEADERSHIP DEVELOPMENT

Performance Evaluations

          The independent directors shall evaluate the performance of the President. In evaluating the President, the independent directors shall take into consideration the executive’s performance in both qualitative and quantitative areas, such as leadership and vision; integrity; keeping the Board informed on matters affecting the Company and its affiliates; performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals); development and implementation of initiatives to provide long-term economic benefit to the Company, including acquisitions, accomplishment of strategic objectives and development of management.

          The independent directors shall also review at least annually the performance of the other members of the senior management of the Company.

Succession Planning

          At least once a year, the President of the Company shall meet with the independent directors to discuss potential successors as President. The independent directors shall meet in executive session following such presentations to consider such discussions.

          The President shall also have in place at all times a confidential written procedure for the timely and efficient transfer of his or her responsibilities in the event of his or her sudden incapacitation, death or departure, including recommendations for longer-term succession arrangements.

          The President shall also review periodically with the independent directors the potential succession arrangements for other key members of the senior management of the Company.

COMMUNICATIONS WITH STOCKHOLDERS

          The Company has established the following means for stockholders to communicate concerns to the Board. If the concern relates to the Company’s financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Company’s Secretary at the Company’s headquarters address.

          The Company’s “whistleblower” policy prohibits the Company and its affiliates and their officers, employees and agents from discharging, demoting, suspending, threatening, harassing or in any other manner discriminating against any employee for raising a concern. If a stockholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner; the concern may be directed to the Compliance Officer of the Company at the Company’s headquarters address.

CONDUCT AND ETHICS STANDARDS FOR DIRECTORS

          Directors are subject to applicable provisions of a Code of Ethics, Insider Trading Policy and Whistleblower Policy for the Company. These policies can be found on the Company’s website.